Vertiv Acquisition of CoolTera Ltd. Boosts Liquid Cooling Portfolio
Deal to strengthen Vertiv’s capabilities to support deployment of AI at scale
Columbus, Ohio December 4, 2023 – Vertiv (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today announced that subsidiaries of the company have entered into a definitive agreement to acquire all of the shares of CoolTera Ltd. (CoolTera), a provider of coolant distribution infrastructure for data center liquid cooling technology and certain assets, including certain contracts, patents, trademarks, and intellectual property from an affiliate of CoolTera.
Founded in 2016 and based in the UK, CoolTera provides liquid cooling infrastructure solutions, and designs and manufactures coolant distribution units (CDU), secondary fluid networks (SFN), and manifolds for data center liquid cooling solutions. CoolTera and Vertiv have been technology partners for three years with multiple global deployments to data centers and super compute systems. The acquisition of CoolTera brings advanced cooling technology, deep domain expertise, controls and systems, and manufacturing and testing for high density compute cooling requirements to Vertiv’s already robust thermal management portfolio, as well as key industry partnerships already in place across the ecosystem for such applications. CoolTera has a proven track record of engineering excellence and strong customer service supported by a team of highly qualified, proven liquid cooling engineers.
“This bolt-on technology acquisition is consistent with our long-term strategic vision for value creation, and further strengthens our expertise in high-density cooling solutions,” said Giordano Albertazzi, Chief Executive Officer, Vertiv. “And while the purchase price is not material to Vertiv, the acquisition is essential to further reinforce our liquid cooling portfolio, enhancing our ability to serve the needs of our global data center customers and strengthening our position and capabilities to support the needs of AI at scale.”
“It was a logical decision to join the Vertiv family,” said Mark Luxford, CoolTera’s Managing Director. “We are excited to join the leader in data center thermal management. Vertiv has demonstrated the ability to scale technologies at a pace that is needed for AI deployment. We look forward to working as a team to deliver next generation liquid cooling technologies at the scale the industry requires. Vertiv is well-positioned to support the industry growth.”
The acquisition is expected to close in the fourth quarter of 2023, subject to customary closing conditions.
About Vertiv
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act. These statements are only a prediction. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Readers are referred to Vertiv’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning Vertiv and its operations. Vertiv is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Category: Financial News

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Source: Vertiv Holdings Co
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